
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          NOV-30-1995
<PERIOD-START>                             DEC-01-1994
<PERIOD-END>                               MAY-31-1995
<CASH>                                          30,341
<SECURITIES>                                   105,846<F1>
<RECEIVABLES>                                  224,158
<ALLOWANCES>                                         0
<INVENTORY>                                  1,057,562
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,509,039
<CURRENT-LIABILITIES>                                0
<BONDS>                                        366,016<F2>
<COMMON>                                        32,390
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      1,300
<OTHER-SE>                                     368,283
<TOTAL-LIABILITY-AND-EQUITY>                 1,509,039
<SALES>                                        532,784
<TOTAL-REVENUES>                               545,325
<CGS>                                          442,601
<TOTAL-COSTS>                                  450,108<F3>
<OTHER-EXPENSES>                                76,193<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              13,010
<INCOME-PRETAX>                                  6,776
<INCOME-TAX>                                     2,500
<INCOME-CONTINUING>                              4,276
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     4,276
<EPS-PRIMARY>                                     0.11
<EPS-DILUTED>                                        0<F5>

<F1> Marketable securities are comprised of first mortgages and morgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortage obligations.

<F2> Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.

<F3> Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.

<F4> Other Expenses are comprised of selling, general and administrative expenses.

<F5> Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.

